UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009 (November 14, 2009)

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 33rd Street, Suite 518
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Effective as of November 14, 2009 (the “Effective Date”), SpongeTech Delivery Systems, Inc. (“SpongeTech”) entered into a license agreement (the “Agreement”) with Marvel Characters B.V., a wholly owned subsidiary of Marvel Entertainment, Inc. (formerly known as Marvel Enterprises, Inc.) (“Marvel”).  Although, the Agreement was effective on November 14, 2009, Spongetech only received the countersigned agreement on December 2, 2009.  Pursuant to the Agreement, SpongeTech was granted a non-exclusive license to use the Marvel Spider-Man and Marvel Super Hero Squad characters in the manufacture, promotion, sale and distribution of sponges for SpongeTech’s child care bath sponge line in the United States, its territories, and Canada.  The term of the license commenced on the Effective Date of the Agreement and expires on December 31, 2011, unless earlier terminated upon the terms and conditions set forth in the Agreement.  All intellectual property rights related to the characters remain the property of Marvel.

SpongeTech agreed to pay the following royalties to Marvel under the Agreement: (1) 12% of Net Sales (as such term is defined in the Agreement) of sales directly to customers, and in connection with all distributions; and (2) an additional 4% added to the royalty rates if the Licensed Articles (as defined in the Agreement) are sold F.O.B.  In addition, SpongeTech agreed to a minimum royalty guarantee of $80,000 (allocated at $72,000 for the U.S. and its territories, and $8,000 for Canada), payable as follows: (1) $28,000 advance, which was paid by SpongeTech upon execution of the Agreement; (2) $26,000 payable on or before each of July 1, 2010 and January 1, 2011.  These advances will offset actual royalties owed.  In the event that the minimum royalty guarantees are not paid, Marvel has the right to terminate the Agreement.  Marvel also has other rights to terminate the Agreement as set forth therein.

SpongeTech also agreed to purchase a banner advertisement on Marvel’s website, and to contribute certain funds to Marvel’s Common Marketing, Brand Equity, and Participation Fund.

The foregoing summary of the agreements and transactions described in above is qualified in its entirety by reference to the definitive transaction document, a copy of which are attached as exhibits to the this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description
10.1	License Agreement by and between Marvel Characters B.V. and SpongeTech Delivery Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpongeTech Delivery Systems, Inc.

Date: December 3, 2009	By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	License Agreement by and between Marvel Characters B.V. and SpongeTech Delivery Systems, Inc.